UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2012

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  X    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 10, 2012, Old Line Bancshares, Inc. (“Old Line Bancshares”), the parent company of Old Line Bank, and WSB Holdings, Inc. (“WSB Holdings”), the parent company of The Washington Savings Bank, F.S.B., entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Old Line Bancshares will acquire WSB Holdings for consideration of approximately $48.7 million in stock and cash, or $6.09 per share, subject to possible adjustment.  The Merger Agreement, which has been approved by the boards of directors of both companies, provides that WSB Holdings will be merged with and into Old Line Bancshares (the “Merger”).  The Washington Savings Bank, F.S.B. will be merged with and into Old Line Bank immediately following consummation of the Merger.

Under the terms of the Merger Agreement, Old Line Bancshares will acquire the outstanding shares of WSB Holdings common stock for a combination of approximately 2,917,571 shares of Old Line Bancshares common stock and approximately $17 million in cash, or approximately 65% stock and 35% cash, subject to possible adjustment for operating losses, asset quality, the valuation of certain investment securities, and expense limitations prior to closing.  The stock consideration will be paid at an exchange ratio of 0.5608 shares of Old Line Bancshares common stock for each share of WSB Holdings common stock, and the cash consideration will be at a rate of $6.09 per share, in each case subject to possible adjustment.  In exchange for their shares of WSB Holdings common stock, the stockholders of WSB Holdings will be permitted to elect to receive shares of Old Line Bancshares common stock or cash, or a combination of stock and cash, subject to proration procedures such that aggregate cash portion of the consideration remains $17 million, absent any adjustments.  Cash will be paid in lieu of any fractional shares of Old Line Bancshares common stock.

The Merger is intended to be tax-free to WSB Holdings stockholders to the extent they receive shares of Old Line Bancshares common stock in exchange for their shares of WSB Holdings common stock.

Old Line Bancshares has agreed to appoint two individuals designated by WSB Holdings to serve on the Old Line Bancshares and Old Line Bank boards of directors after the Merger.  WSB Holdings has designated William J. Harnett and Michael J. Sullivan for these positions.

Consummation of the Merger is subject to certain conditions, including, among others, the approval of the Merger Agreement by the stockholders of Old Line Bancshares and WSB Holdings and the receipt of required regulatory approvals.  The Merger Agreement contains customary representations, warranties and covenants of Old Line Bancshares and WSB Holdings and each company has agreed that its board of directors will recommend approval of the Merger to its stockholders, subject to certain exceptions to permit the WSB Holdings directors to comply with their fiduciary duties.  The Merger Agreement contains certain termination rights for both Old Line Bancshares and WSB Holdings, and further provides that, upon termination of the Merger Agreement under specified circumstances, WSB Holdings might be required to pay Old Line Bancshares a termination fee of $1,750,000 and Old Line Bancshares might be required to pay WSB Holdings a termination fee of $750,000.

WSB Holdings has generally agreed not to solicit proposals relating to, enter into discussions or negotiations concerning, or provide confidential information in connection with, alternative mergers, consolidations, acquisitions or other business combination transactions or agree to or approve such an alternative transaction.  However, the Merger Agreement permits WSB Holdings to take one or more of such prohibited actions, subject to the provisions of the Merger Agreement, in response to certain acquisition proposals.

In connection with the execution of the Merger Agreement, each of the directors of WSB Holdings have, in their individual capacities, entered into a Support Agreement with Old Line Bancshares (each, a “Support Agreement”).  Pursuant to the terms of the Support Agreement, such persons agreed, among other things, to vote their shares of WSB Holdings common stock in favor of the Merger, to take certain other actions in support of the Merger, and to forbear from taking certain actions detrimental to the Merger.

In addition, William J. Harnett, who owns approximately 42.1% of the outstanding shares of WSB Holdings common stock, entered into a separate Voting Trust Agreement with Old Line Bancshares (the “Voting Trust Agreement”) pursuant to which he agreed to reduce his percentage of post-Merger voting control of the total outstanding shares of OLB common stock to 8% by assigning any excess shares to a voting trust until the earlier to occur of (a) the fifth anniversary of the effective date of the Merger or (b) the effective date of (i) a merger, consolidation, or similar extraordinary event involving Old Line Bancshares and another entity where Old Line Bancshares is not the surviving entity or (ii) a sale or other disposition of all or substantially all of the assets of Old Line Bancshares.

The foregoing description of the Merger Agreement is included to provide you with information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference.  The Merger Agreement contains customary representations and warranties of Old Line Bancshares and WSB Holdings made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between Old Line Bancshares and WSB Holdings and are not intended to provide factual, business or financial information about Old Line Bancshares, WSB Holdings, or any of their respective affiliates or subsidiaries.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between Old Line Bancshares and WSB Holdings rather than establishing matters as facts.  For the foregoing reasons, you should not rely on the representations and warranties as accurate or complete or as characterizations of the actual state of facts as of any specified date.

The parties’ joint press release announcing execution of the Merger Agreement is filed herewith as Exhibit 99.1.

Additional Information

This communication is being made in respect of the proposed merger involving Old Line Bancshares and WSB Holdings.

In connection with the Merger, Old Line Bancshares will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Old Line Bancshares and WSB Holdings that also constitutes a prospectus of Old Line Bancshares.  Each company will mail the proxy statement/prospectus to its stockholders.  Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed Merger when it becomes available because it will contain important information.  You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Old Line Bancshares with the SEC at the SEC’s website at www.sec.gov.  The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Old Line Bancshares’ website at www.oldlinebank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Transaction

Old Line Bancshares, WSB Holdings and their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Old Line Bancshares and WSB Holdings in connection with the Merger.  Information about the directors and executive officers of Old Line Bancshares is set forth in the proxy statement for Old Line Bancshares’ 2012 annual meeting of stockholders filed with the SEC on April 30, 2012.  Information about the directors and executive officers of WSB Holdings is set forth in the definitive proxy statement of WSB Holdings for its 2012 annual meeting of stockholders filed with the SEC on March 22, 2012.  Additional information regarding the interests of these participants and other persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies with respect to the Merger will be set forth in the proxy statement/ prospectus when it is filed with the SEC.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 10, 2012, by and between Old Line Bancshares, Inc. and WSB Holdings, Inc.

99.1	Press release dated September 10, 2012 announcing the execution of the Agreement and Plan of Merger by and between Old Line Bancshares, Inc. and WSB Holdings, Inc.

99.2	Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: September 10, 2012	By:	/s/James W. Cornelsen
James W. Cornelsen, President and Chief Executive Officer